SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential of Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
[x] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss.  240.14a-11(c) or ss.  240.14a-12


                            F&M NATIONAL CORPORATION
                            ------------------------
                (Name of Registrant as Specified in Its Charter)


                            F&M NATIONAL CORPORATION
                            ------------------------
                   (Name of Person(s) Filing Proxy Statement)




Payment of Filing Fee (Check the appropriate box):

[x] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.



         1)     Title of each class of securities to which transaction applies:


           --------------------------------------------------------------------


         2)     Aggregate number of securities to which transaction applies


           --------------------------------------------------------------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*


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         4)     Proposed maximum aggregate value of transaction:


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         5)     Total fee paid:



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[ ]      Fee paid previously with preliminary materials.


[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.



     1)Amount Previously Paid:  __________________________________________
     2)Form Schedule or Registration Statement No.:  _____________________
     3)Filing Party:  ____________________________________________________
     4)Date Filed:  ______________________________________________________

[F & M logo]
F & M National Corporation
P. O. Box 2800 / Winchester, Virginia 22601


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

         The Annual Meeting of Shareholders of F&M NATIONAL CORPORATION (the "Company") will be held at the TraveLodge of Winchester, 160 Front Royal Pike, Winchester, Virginia, on Tuesday, April 28, 1998, at 10:00 a.m. for the following purposes:

         1.       To elect thirteen directors to serve for the ensuing year;

         2.       To approve the F&M National  Corporation  1998 Employee  Stock
                  Discount   Plan,  as  more   particularly   described  in  the
                  accompanying Proxy Statement;

         3. To approve an amendment and restatement of the F&M National Corporation 1992 Incentive and Non-Qualified Stock Option Plan (the "Stock Option Plan") and to increase the number of shares available under the Stock Option Plan from 250,000 to 750,000, as more particularly described in the accompanying Proxy Statement;

         4. To ratify the selection by the Audit Committee of the Board of Directors of Yount, Hyde Barbour, P.C., independent certified public accountants, as auditors of the Company for 1998; and

         5. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

         Only shareholders of record at the close of business on February 28, 1998, will be entitled to vote at the Annual Meeting.

         Attendance at the Annual Meeting will be limited to shareholders of record, persons holding proxies from shareholders and certain representatives of the press and financial community. If you wish to attend the Annual Meeting, but your shares are held in the name of a broker, bank or other nominee, you should bring with you written confirmation from such nominee of your beneficial ownership.

         You are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend the meeting, it is important that your shares be represented. Please complete, sign, date and return the enclosed proxy card promptly. If you attend the Annual Meeting, you may withdraw any proxy previously given and vote in person.

         Due to limited seating space, lunch will not be served.

         Following the adjournment of the Annual Meeting, officers and directors of the Company will be available to meet with you.

                                              By Order of the Board of Directors

                                              /s/ Michael L. Bryan
                                              --------------------
                                              Michael L. Bryan
                                              Corporate Secretary

Winchester, Virginia
March 30, 1998

                            F&M NATIONAL CORPORATION

                         P R O X Y   S T A T E M E N T

                                     GENERAL

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of F&M National Corporation (the "Company") to be voted at the 1998 Annual Meeting of Shareholders to be held Tuesday, April 28, 1998, at 10:00 a.m. at the TraveLodge of Winchester, 160 Front Royal Pike, Winchester, Virginia, and any adjournment thereof. The distribution of this Proxy Statement and related proxy material will commence on or about March 30, 1998.

Voting and Revocation of Proxies

         All properly executed proxies delivered pursuant to this solicitation will be voted at the Annual Meeting in accordance with instructions noted thereon or, if no direction is indicated, they will be voted in favor of the proposals set forth in the Notice of Annual Meeting. Any shareholder giving a proxy has the power to revoke it at any time before the proxy is voted by giving written notice to the Secretary of the Company, by executing or delivering a substitute proxy or by attending the Annual Meeting and revoking the proxy at the meeting.

Voting Rights of Shareholders

         Only Shareholders of record at the close of business on February 28, 1998, will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. As of the close of business on the record date, 20,389,759 shares of Common Stock, par value $2.00 per share, were outstanding and entitled to vote at the Annual Meeting. The Company has no other class of stock outstanding. Each share of Common Stock will entitle the holder thereof to one vote on all matters to come before the Annual Meeting. A majority of the votes entitled to be cast, represented in person or by proxy, will constitute a quorum for the transaction of business. Shares for which the holder has elected to abstain or to withhold the proxies' authority to vote (including broker non-votes) on a matter will count toward a quorum, but will not be included in determining the number of votes cast with respect to such matter.

Solicitation of Proxies

         The cost of the solicitation of proxies will be borne by the Company. In addition to solicitation by use of the mails, certain officers and employees of the Company (who will not be compensated in addition to their regular salaries) may solicit proxies personally or by telephone. The Company will reimburse brokerage firms, and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of Company Common Stock.

                      ELECTION OF DIRECTORS - PROPOSAL ONE

         The thirteen persons named below, each of whom currently serves on the Board of Directors, will be nominated to serve as directors until the 1999 Annual Meeting of Shareholders or until their successors have been duly elected and qualified. The persons named in the proxy will vote for the election of the nominees named below unless authority is withheld. If for any reason any of the persons named below should become unavailable to serve, an event which management does not anticipate, proxies will be voted for the remaining nominees and such other person or persons as the Board of Directors may designate. The election of each nominee requires the affirmative vote of the holders of a plurality of the shares of Common Stock cast in the election of directors.

         The Board of Directors recommends that shareholders vote for the nominees set forth below.


                                          Served as                            Principal Occupation
          Name and Age                 Director Since                         During Past Five Years
          ------------                 --------------                         ----------------------
Frank Armstrong, III (61)                   1985            Chairman, President and Chief Executive Officer of
                                                            National Fruit Product Company, Inc. (food processor and
                                                            distributor), Winchester, Virginia.

William H. Clement (70)                     1988            Vice Chairman, Hidden Creek Industries, Inc. (a private
                                                            real estate investment company), Winchester, Virginia;
                                                            Retired in 1995 as Chairman of the Board of Automotive
                                                            Industries, Inc. and Vice Chairman of the Board of
                                                            Automotive Industries Holding, Inc. (automobile parts
                                                            manufacturer), Strasburg, Virginia.

Charles E. Curtis (59)                      1996            Vice Chairman and Chief Administrative Officer, F&M
                                                            National Corporation and Vice Chairman of F&M
                                                            Bank-Winchester as of January 1, 1998;  President and
                                                            Chief Executive Officer of F&M Bank-Northern Virginia
                                                            from August 9, 1996 to December 31, 1997; President and
                                                            Chief Executive Officer of Fairfax Bank and Trust Company
                                                            from  July 22, 1985 to August 8, 1996.

W. M. Feltner (78)                          1970            Chairman of the Board and Chief Executive Officer of the
                                                            Company; Chairman of the Board of F&M Bank-Winchester.

John R. Fernstrom (51)                      1997            Real Estate Investor; Chairman of the Board of F&M
                                                            Bank-Allegiance.

William R. Harris (69)                      1986            Chairman of the Board of Harris Heating & Plumbing, Inc.,
                                                            Richmond, Virginia; Chairman of the Board, F&M
                                                            Bank-Richmond.

L. David Horner, III (63)                   1986            Chairman of the Board of Horner Properties, Inc. (real
                                                            estate developer), Stuart, Florida.

Jack R. Huyett (65)                         1990            Retired President, Chief Administrative Officer and  Vice
                                                            Chairman of the Board of F&M National Corporation.

George L. Romine (86)                       1986            Retired Vice President and Director of Abex Corporation
                                                            (automobile parts manufacturer), Winchester, Virginia;
                                                            Retired Executive Director of the Winchester-Frederick
                                                            County Economic Development Commission.

J. D. Shockey, Jr. (55)                     1970            President of Shockey Industries, Inc. (general
                                                            construction contractor), Winchester, Virginia.

Ronald W. Tydings (58)                      1996            Attorney, President of the law firm of Tydings Bryan and
                                                            Adams, P.C., Fairfax, Virginia; Chairman of the Board,
                                                            F&M Bank-Northern Virginia.

Fred G. Wayland, Jr. (69)                   1994            Retired President and Chief Executive Officer of PNB
                                                            Financial Corporation (a bank holding company which
                                                            affiliated with the Company in 1994), Warrenton, Virginia.

Alfred B. Whitt (59)                        1997            President, Vice Chairman and Chief Financial Officer of
                                                            F&M National Corporation and Vice Chairman and Secretary
                                                            of F&M Bank-Winchester as of January 1, 1998; Senior Vice
                                                            President, Senior Financial Officer and Secretary of F&M
                                                            National Corporation from 1991 through 1997.



         Mr. John S. Scully, III, a director since 1970, is retiring as a director as of the Annual Meeting and will not stand for re-election. Mr. Scully has been elected Director Emeritus in honor of his long and valued service.

Board of Directors and Committees

         During 1997, the Board of Directors held twelve regular monthly meetings. No special Board meetings were held. All nominees to the Board attended at least 75%, in the aggregate, of the meetings of the Board and committees on which they served.

         The standing committees of the Board of Directors are the Executive Committee, the Audit Committee, the Nominating Committee, and the Human Resources Committee.

         Executive Committee. The members of the Executive Committee for 1997 were Messrs. Clement, Feltner, Harris, Huyett, and Romine. The Company's Bylaws empower the Executive Committee to exercise the full authority of the Board of Directors when it is not in session, except for certain matters reserved to the Board by law.

         Audit Committee. The Audit Committee, whose members are Messrs. Armstrong, Horner, Romine, Scully, and Tydings recommends the independent auditors to be selected by the Board, discusses with the independent auditors the scope of their proposed audit, reviews the audit reports, discusses with management the implementation of the auditors' recommendations, reviews the fee of the independent auditors for audit and non-audit services, reviews the adequacy of the Company's system of internal accounting controls and reviews reports of audit activities performed by the Company's staff of internal auditors. This committee met four times during 1997.

         Nominating Committee. The Nominating Committee was composed of Messrs. Clement, Romine, Shockey, and Wayland. The Nominating Committee recommends to the Board of Directors candidates for election as directors of the Company. This committee met twice during 1997.

         Human Resources Committee. The members of the Human Resources Committee are Messrs. Clement, Romine, and Shockey. The primary responsibilities of this committee are to review and recommend to the Board of Directors compensation of senior management. This committee also administers cash awards made under the Company's Officers' Incentive Bonus Plan and the granting of stock options under the Company's stock option plan.
This committee met once during 1997.

Directors' Fees

         During 1997, each director received $500 for each Board meeting attended through June and $600 for each Board meeting attended from July to December. Each nonemployee director received, in addition, an annual retainer of $6,500. Board members were not compensated for committee meetings attended, except that members of the Audit Committee and the Human Resources Committee received $200 for each committee meeting attended. Directors also received $1,200 annually to cover travel, lodging, and related expenses incurred in attending Board and committee meetings.


                        OWNERSHIP OF COMPANY COMMON STOCK

         The following table sets forth, as of February 28, 1998, certain information with respect to the beneficial ownership of Company Common Stock held by each director and nominee and each executive officer named in the Summary Compensation Table below, and by the directors and all executive officers as a group.

         As of February 28, 1998, no person beneficially owned 5% or more of the Company's Common Stock. The directors and all executive officers as a group beneficially owned as of that date 6.5% of the outstanding shares of Common Stock.


                                                                                  Stock
                Name                                                          Ownership (1)
                ----                                                          -------------
           Frank Armstrong, III........................................             15,937
           William H. Clement..........................................             87,771
           Charles E. Curtis...........................................            173,325(2)
           W. M. Feltner...............................................            171,650(2)
           John R. Fernstrom...........................................             13,173
           William R. Harris...........................................            108,868
           L. David Horner, III........................................             98,048
           Jack R. Huyett..............................................            109,204(2)
           George L. Romine............................................             26,151
           John S. Scully, III.........................................             90,643
           J. D. Shockey, Jr...........................................             29,718
           Ronald W. Tydings...........................................            171,120
           Fred G. Wayland, Jr.........................................              7,800
           Alfred B. Whitt.............................................             87,702(2)
           Betty H. Carroll............................................             90,445(2)

           All Directors & Executive Officers as a Group...............          1,334,954

(1) Includes shares held by affiliated corporations, spouses and minor children, and shares held jointly with spouses or as custodians or trustees for children and others.
(2) Includes: 70,125 shares issuable to Mr. Feltner; 27,625 shares issuable to Mr. Huyett; 37,625 shares issuable to Mrs. Carroll; 37,625 shares issuable to Mr. Whitt; and 30,301 shares issuable to Mr. Curtis under the Company's stock option plans.


                             EXECUTIVE COMPENSATION

         The table below sets forth certain information concerning the annual and long-term compensation earned by the Chief Executive Officer and the other four most highly compensated executive officers of the Company (collectively, the "Named Officers") for each of the past three years, with the exception of Mr. Charles E. Curtis for whom compensation information is provided only for 1997 in view of his recent promotion to Vice Chairman and Chief Administrative Officer of the Company.

                           Summary Compensation Table

                                                                                     Long-term
                                                                                    Compensation
                                                                                    ------------
                                                    Annual Compensation(1)           Securities
             Name and                               -----------------------          Underlying            All Other
        Principal Position            Year         Salary(2)         Bonus           Options(3)         Compensation(4)
        ------------------            ----         ---------       ---------         ----------         ---------------
W. M. Feltner                         1997         $607,800         $225,000            20,000                $10,375
   Chairman of the Board/             1996          507,200          200,000            15,000                  7,500
   Chief Executive Officer            1995          507,200          180,000            10,000                  9,346

Jack R. Huyett                        1997         $267,800         $ 85,000            10,000                $10,375
   Retired President/Chief            1996          232,200           75,000             7,500                  9,750
   Administrative Officer             1995          207,200           65,000             5,000                  9,346

Betty H. Carroll                      1997         $250,000         $ 80,000            10,000                $10,375
   Senior Vice President;             1996          222,200           74,000             7,500                  9,761
   President/CEO, F&M                 1995          207,200           64,000             5,000                  9,346
   Bank-Winchester

Alfred B. Whitt                       1997         $191,400         $ 70,000            10,000                $10,375
   Vice Chairman, President,          1996          170,000           55,000             7,500                  9,723
   Chief Financial Officer            1995          157,200           45,000             5,000                  9,346

Charles E. Curtis                     1997         $177,800         $ 50,000             1,500                $10,375
   Vice Chairman, Chief
   Administrative Officer

----------------

(1) Each Named Officer received certain perquisites and other personal benefits, the amounts of which are not shown because the aggregate amount of such compensation during the year did not exceed the lesser of $50,000 or 10% of total salary and bonus reported for such executive officer.
(2)       Includes directors' fees.
(3) The Company's stock option plan does not permit grants of restricted stock, and this plan is the Company's only stock-based long term compensation plan currently in effect.
(4) These amounts represent Company contributions allocated under the Company's 401(k) Retirement Plan and the Company's Employee Stock Ownership Plan, respectively, to the Named Officers for 1997 in the following amounts: W. M. Feltner, $2,375 and $8,000; Jack R. Huyett, $2,375 and $8,000; Betty H. Carroll, $2,375 and $8,000; Alfred B.
          Whitt, $2,375 and $8,000; and Charles E. Curtis, $2,375 and $8,000.

                           Stock Option Grants in 1997

         The Company's stock option plan provides for the granting of both incentive and non-qualified stock options to executive officers and key employees of the Company and its subsidiaries. While the option price of incentive options may not be less than the fair market value of the stock at the date of grant, non-qualified options may be granted at prices less than the fair market value of the Common Stock on the date of grant, but in no event at an exercise price less than one-half of the market price on the date of grant.

         The following table provides certain information concerning stock options granted during 1997 to the Named Officers. No stock appreciation rights may be granted under the Company's stock option plan.



                                              Individual Grants
                      ------------------------------------------------------------------
                                    Percent of
                      Number of       Total
                        Shares       Options                   Market
                      Underlying    Granted to    Exercise      Price                                  Potential
                       Options      Employees    Price per    on Grant     Expiration           Realizable Value (2)(3)
                                                                                            --------------------------------
       Name           Granted(1)     in 1997       Share        Date          Date         0%           5%            10%
       ----           ----------     -------       -----        ----          ----         --           --            ---
W. M. Feltner            20,000        29.2%        $10.69     $21.375       1/2/07    $  213,700   $ 852,738   $  1,407,289
Jack R. Huyett           10,000        14.6          10.69      21.375       1/2/07       106,850     426,369        703,644
Betty H. Carroll         10,000        14.6          10.69      21.375       1/2/07       106,850     426,369        703,644
Alfred B. Whitt          10,000        14.6          10.69      21.375       1/2/07       106,850     426,369        703,644
Charles E. Curtis         1,500         2.2          10.69      21.375       1/2/07        16,027      63,955        105,546

--------------
(1) The stock options granted during 1997 to the Named Officers were granted on January 2, 1997, and first became exercisable on that date.

(2) Potential realizable value at the assumed annual rates of stock price appreciation based on actual option term (10 years) and annual compounding.

(3) No allowance has been made for income taxes that will be due upon exercise.

            Stock Option Exercises in 1997 and Year-End Option Values

         The following table shows certain information with respect to the stock options exercised during 1997 and the number and value of unexercised options at year-end.


                                                                            Number of                  Value of
                                                                        Shares Underlying            Unexercised
                                     Number of                             Unexercised               In-the-Money
                                  Shares Acquired        Value             Options at                 Options at
             Name                   on Exercise       Realized(1)     December 31, 1997(2)       December 31, 1997(3)
             ----                   -----------       -----------     --------------------       --------------------
W. M. Feltner                          5,125           $ 93,241               50,125                 $1,239,205
Jack R. Huyett                           -0-                -0-               27,625                    687,368
Betty H. Carroll                       2,562             34,763               27,625                    687,368
Alfred B. Whitt                        1,025             13,909               27,625                    687,368
Charles E. Curtis                     10,932            138,508               20,301                    489,023

---------------

(1) Market value of underlying shares on the date of exercise, minus the option exercise price.

                                              (footnotes continued on next page)

(2)  All  the  stock   options  shown  for  each  Named  Officer  are  currently
     exercisable.

(3) Values are calculated by subtracting the exercise price from the fair market value of the stock at December 31, 1997

Employment Arrangements

         The Company has employment agreements with certain executive officers, including Mrs. Carroll and Messrs. Curtis, Whitt and 25 senior officers that become effective upon a change in control of the Company. In the case of the Named Officers, with the exception of Messrs. Feltner and Huyett, the Company or its successor agrees to continue these officers in its employ for a term of three years after the date of a change in control. During the contract term, these officers will retain commensurate authority and responsibilities and compensation benefits. They will receive base salaries at least equal to the immediate prior year and bonuses at least equal to the annual bonus paid prior to the change in control. If the officer's employment is terminated during the three year period following a change in control other than for cause or disability as defined in the agreement, or if the officer should terminate employment because a material term of the contract is breached by the Company, the officer will be entitled to a lump sum payment, in cash, within thirty days after the date of termination. This lump sum will be equal to two times the sum of the officer's base salary, annual bonus, and equivalent benefits for Mrs. Carroll and Messrs. Curtis and Whitt, and one times the sum of the other senior officers' base salaries, annual bonuses, and equivalent benefits.


           HUMAN RESOURCES COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Human Resources Committee of the Board of Directors of the Company (the "Committee") has furnished the following report on executive compensation:

         The Committee has developed and implemented compensation policies and plans which seek to enhance the profitability of the Company and, thus, shareholder value. In furtherance of these goals, the policies and plans are designed to provide competitive levels of compensation that rely on annual and longer term incentive compensation to attract and retain corporate officers and other key employees of outstanding abilities and to motivate them to perform to the full extent of their abilities. Both types of incentive compensation are variable and closely tied to corporate and individual performance in a manner that encourages a continuing focus on building profitability and shareholder value.

         In its review of management performance and compensation, the Committee has taken into account management's consistent commitment to the long-term success of the Company. Based on its evaluation of these factors, the Committee believes that the senior management of the Company is dedicated to achieving significant improvements in long-term financial performance and that the compensation policies and plans the Committee has implemented and administered have contributed to achieving this management focus.

         Compensation for each of the Named Officers, as well as other senior executives, consists of a base salary and annual and longer term incentive compensation. The Committee fixes base salaries at levels that are competitive or somewhat below the competitive amounts paid to senior executives with comparable qualifications, experience, and responsibilities, after comparing salary ranges of other bank holding companies and other large locally headquartered companies. The annual incentive compensation is approved as a percentage of the net income of the Company. The longer-term incentive compensation is closely tied to the Company's success in achieving significant financial performance goals. The Committee considers the total compensation (earned or potentially available) of each of the Named Officers and the other senior executives in establishing each element of compensation.

         During the fourth quarter of each year, the Chief Executive Officer submits to the Committee the annual salaries for the past three years for the Company's senior executives (other than the Chief Executive Officer), and the Committee reviews the salaries and responsibilities of the officers, and makes any modifications it deems appropriate. Salary proposals are developed by the Company's Chief Executive Officer based on industry peer groups, surveys, and performance judgments as to the past and expected future contributions of the individual senior executives.

         In addition to internal measurements and goals, the Committee considers return on average assets (ROAA) and growth in total assets when evaluating the performance of executive officers. ROAA is a measure used in the industry to compare the profitability of banking companies. For the period ending December 31, 1996, the Company's ROAA was 1.37%, compared to 1.21% for its 126 Peer Group Banks (126 financial institutions, like the Company, between $1 billion and $3 billion in asset size, as supplied by the Federal Reserve Board's Division of Banking). During the same period, the Company's total assets grew at 25.74%, compared to 16.44% for the Peer Group Banks. For a four-year average comparison of the Company's performance to the Peer Group Banks, please see the table on page 12.

CEO Compensation

         The Committee reviews and fixes the base salary of the Chief Executive Officer based on similar competitive compensation data similar to senior executives and the Committee's assessment of his past performance and its expectation as to his future contributions in leading the Company.

         A salary increase of $100,000 was recommended for 1997.

         Although the 1997 salary and option grant were not measured upon the attainment of any specific goals by the Company, the Committee, in its discretion and judgment in making these decisions, took into consideration his individual contribution to the Company's performance for the prior fiscal year reflected by: (1) a $5,866,000 increase in net income, and (2) a $37,241,000 increase in shareholders' equity. The growth of the Company for 1996 exceeded $469,927,000 or 25.7%. Peer group banks at December 31, 1996, increased by 16.4%. Although the Committee, in establishing this salary, uses a subjective approach and does not rely on a formula or weights of specific factors, it carefully considers all the factors listed above.

Annual Incentives

         The Incentive Compensation Plan stresses rewards for achievement of goals set each year. Financial goals include operating earnings and return on shareholders' equity. The formula for 1997 adopted by the Board of Directors was as follows: 12% of net income in excess of 10% return on equity capital, plus 6% of net income in excess of 11.5% return on equity capital. At the end of each year, this formula defines the total fund available for distribution as bonuses.

         The Committee distributes the incentive fund to eligible employees based on the Committee's subjective evaluation of individual performance and contribution to the Company and recommendations by certain senior officers.

         In determining the awards for 1997 from the incentive fund to other eligible employees, including other Named Officers other than the Chief Executive Officer, the Committee reviewed with the Chief Executive Officer recommendations based on individual performance, as well as its evaluation of factors substantially comparable to those considered in establishing the award for the Chief Executive Officer.

         In determining the Chief Executive Officer's award for 1997, in addition to the factors discussed above, the Committee considered its evaluation of the Company's performance and the state of the economy in the Company's service area. The growth of the Company for the nine months ending September 30, 1997, was 7.5% or $171,213,000. Net income growth was 7.4% for the same time period. It considered these factors both on an absolute basis and relative to the performance of the Company's peers.

Stock Incentives

         The Committee considered the desirability of granting awards under the Company's Stock Option Plan which provides the Committee the flexibility to grant longer-term incentives in stock options. The Committee believes that its past grant of options has successfully focused the Company's senior management on building profitability and shareholder value. Stock options granted in 1997 are reflected in the table, "Stock Option Grants in 1997".

         The awards were based, among other things, on a review of competitive compensation data from selected peer companies and information on their total compensation as well as the Committee's evaluation of their past and expected future contributions to the Company's achievement of its long-term goals. Like other compensation decisions, the Committee does not use a formula or weight specific factors in recommending stock options awards, but rather relies on its own subjective evaluation.

         The foregoing report has been furnished by Messrs. Clement, Romine, and Shockey.

Compensation Committee Interlocks and Insider Participation

         During 1997 and up to the present time, there were transactions between certain of the Company's banking subsidiaries and certain members of the Human Resources Committee, or their associates, all consisting of extensions of credit by the banks in the ordinary course of business. Each transaction was made on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with the general public. In the opinion of management, none of the transactions involve more than the normal risk of collectibility or present other unfavorable features.

         None of the members of the Human Resources Committee has served as an officer or employee of the Company or any of its affiliates.

                               SHAREHOLDER RETURN

         The Company is subject to the rules of the Securities and Exchange Commission (the "SEC") that require all public companies to present a graph of total investment return in their annual proxy statements. The rules require a line graph which compares the Company's five-year cumulative shareholder return on its Common Stock with the Standard's & Poor's 500 Stock Index ("S&P 500 Stock Index") and either a published industry index or an index of peer companies selected by the Company. The graph below presents a comparison of the Company's performance with the S&P 500 Stock Index and the SNL Securities $1 to $5 Billion Bank Index (the "SNL $1B-$5B Bank Index"), assuming that investments of $100 were made on December 31, 1992, and that dividends were reinvested. SNL Securities, based in Charlottesville, Virginia, is a research and publishing firm specializing in the collection and dissemination of data on the financial services industry.


              Comparison of Five Year Cumulative Total Return Among
                F&M National Corporation, S&P 500 Stock Index and
                           the SNL $1B-$5B Bank Index



                                    [GRAPH]



                                       1992         1993          1994          1995          1996          1997
                                       ----         ----          ----          ----          ----          ----
F&M National Corporation               100.00        98.57        102.25        133.53      148.24          244.96
S&P 500 Stock Index                    100.00       110.08        111.53        153.44      188.52          251.44
SNL $1B - $5B Bank Index               100.00       120.19        126.54        170.16      220.59          367.88


         While the growth in the Company's stock price over the past five years has lagged behind the peer group, the Company has outperformed the S&P 500 Stock Index in the last twelve months. The Company has outperformed its peer group for the last four years according to other measurements. A review of certain performance measurements for the four-year period ending September 30, 1997, for the 126 Peer Group Banks with assets ranging from $1 billion to $3 billion, as furnished by the Federal Reserve System, indicates that the Company's performance compares favorably to this peer group. The table below presents a comparison of selected annual performance measurements, averaged for the four-year period ending September 30, 1997, for the Company and the Peer Group Banks.

                                                                                               Peer Group
                                                                                         Financial Institutions
                                                F&M National Corporation                Between $1 - $3 Billion
                                                ------------------------                -----------------------
Return on assets                                          1.34%                                  1.17%
Asset growth                                             14.01%                                 15.17%
Equity capital to assets                                  9.87%                                  8.65%
Cash dividend/net income                                 45.61%                                 28.19%
Efficiency Ratio                                         62.00%                                 62.00%
Loan Growth                                              20.53%                                 16.73%
Net Loan Loss/Average Loans                               0.14%                                  0.27%

           INTEREST OF DIRECTORS AND OFFICERS IN CERTAIN TRANSACTIONS

         During 1997, the Company's banking subsidiaries extended credit to directors and officers of the Company and its subsidiaries. All such loans (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and (iii) did not involve more than the normal risk of collectibility or present unfavorable features.

         The banking subsidiaries of the Company, pursuant to the Company's employee loan policy, make individual general purpose loans on a nondiscriminatory basis to employees of subsidiaries at interest rates below those for comparable transactions with other persons. The banking subsidiaries are prohibited from making loans, with the exception of residential mortgages and educational loans, to executive officers in excess of certain dollar limits fixed by banking laws.

         J. D. Shockey, Jr., a director of the Company and F&M Bank-Winchester, performed work for F&M Bank-Winchester during 1997 in connection with the renovation of the 9 Court Square Complex which was under contract with Shockey Industries, Inc. Ronald W. Tydings, a director of the Company, is also Chairman of the Board of F&M Bank-Northern Virginia, a subsidiary of the Company. Mr. Tydings is President of the Fairfax, Virginia, law firm of Tydings Bryan and Adams, P.C., which serves as legal counsel for that bank.

Compliance with Stock Ownership Reporting Requirements

         Pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, directors and executive officers of the Company are required to file reports with the SEC indicating their holdings of and transactions in the Company's stock. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, insiders of the Company complied with all filing requirements during 1997.

        APPROVAL OF THE 1998 EMPLOYEE STOCK DISCOUNT PLAN - PROPOSAL TWO

         The Board of Directors has adopted, subject to shareholder approval, the F&M National Corporation 1998 Employee Stock Discount Plan (the "Stock Discount Plan"), to be effective January 1, 1998 through December 31, 2002.

         Approval of the Stock Discount Plan requires the affirmative vote of a majority of the shares actually voting, in person or by proxy, at the Annual Meeting.

         The Board of Directors recommends a vote "FOR" approval of the Stock Discount Plan.

         The following is a summary description of the material features of the Stock Discount Plan and is qualified in its entirety by reference to the Stock Discount Plan, a copy of which is available upon request made in writing to the Secretary of the Company.

Purpose

         The purpose of the Stock Discount Plan is to provide employees of the Company a means to purchase shares of the Company's Common Stock through payroll deductions. The Company believes the adoption of the Stock Discount Plan will assist it in retaining employees, securing and retaining new employees, and will provide incentives for employees to exert maximum efforts for the success of the Company.

         The Stock  Discount  Plan is an "employee  stock  purchase  plan" under section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). That section provides certain tax benefits to employees, as explained below. The Stock Discount Plan is identical in all material respects to the 1993 Employee Stock Discount Plan, which expired by its terms on December 31, 1997.

Eligibility and Participation

         Regular employees of the Company with 6 months of service as of January 1 of a calendar year may participate for that calendar year. A regular employee is one who is customarily employed for more than 20 hours per week and more than 5 months per year. All officers and directors who are eligible employees may participate.

         No employee is eligible for the Stock Discount Plan if, immediately after such right is granted, the employee would own or be deemed to own stock of the Company possessing 5% or more of the total combined voting power or value of stock of the Company or any affiliate of the Company. No rights may be granted that would permit an employee to purchase stock with a fair market value in excess of $25,000 (determined at the time the rights are granted) in any calendar year.

         Participation by an eligible employee is voluntary for each calendar year. An eligible employee who wishes to participate for a year does so by electing to contribute from 1% to 15% of his or her actual adjusted base pay (actual base pay plus overtime and shift premiums) by payroll deduction. In November of the year, a participant may elect to bring his or her total actual contribution up to 15% of his or her annual base pay rate at January 1 (annualized base pay without overtime or shift premiums) by designating that all or some part of his or her bonus payable in December be withheld as a special payroll deduction. Any participant wishing to cease participation in the Plan for the calendar year may do so by submitting such request to the Plan Administrator before December 31. In such case, all payroll deductions for the calendar year will stop.

Purchase of Stock

         By executing an election to participate in the Stock Discount Plan, the employee is entitled to purchase whole shares of Common Stock equal to 15% of his or her annual base pay rate at January 1 (annualized base pay without overtime or shift premiums) divided by 85% of the per share trading price at that time. However, the maximum number of shares is limited for any calendar year to 50,000 shares plus, in the case of 1999 through 2002, shares available to be offered but not purchased by employees under the Stock Discount Plan in prior years. The Plan Administrator may decide to offer fewer than the maximum available number.

Purchase Price

         The purchase price per share is 85% of the lesser of (1) the Common Stock's trading price at January 1 or (2) the Common Stock's trading price at December 31. Trading price means the closing price of Common Stock on the stated date or the last prior date on which trading occurred on the New York Stock Exchange.

Administration

         The Plan is administered by the Human Resources Committee of the Board of Directors of the Company. The Committee has the full power, discretion and authority to interpret and administer the Stock Discount Plan.

Duration, Amendment and Termination

         The Committee or the Board may amend the Stock Discount Plan at any time, except that it may not, without shareholder approval, increase the number of shares which may be issued, increase the 15% of base pay limit on contributions for a calendar year, reduce the exercise price, change the class of employees eligible to participate in the Stock Discount Plan, or permit issuance of stock before payment in full or modify any other provision of the Plan in a manner that would materially increase the benefits accruing to participants or if such approval is required under Code Section 423.

         The Plan will continue for 5 years unless terminated earlier. The Board may terminate the Stock Discount Plan at any time, in which case each participant's then accumulated payroll deductions will be used for exercising outstanding options as though the termination date was December 31.

Federal Income Tax Treatment

         Rights granted under the Stock Discount Plan are intended to qualify for favorable tax treatment under Code sections 421 and 423. Under those provisions, a participant will be taxed on amounts withheld for the purchase of shares as if such amounts were actually received. Other than this, no income will be taxable to a participants until the disposition of the shares acquired, and the method of taxation will depend upon the holding period of the purchased shares.

         If the stock is disposed of after two years from the January 1 as of which the right to purchase shares was granted (the "Grant Date") and more than one year from the date the shares are transferred to the participant, then the lesser of (i) the excess of the fair market value of the stock as of the disposition date over the purchase price or (ii) the excess of the fair market value of the stock as of the Grant Date over the purchase price (determined as of the Grant Date) will be treated as ordinary income. Any further gain or any loss will be taxed as long-term capital gain or loss.

         If the stock is sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the stock on the date of transfer to the participant over the purchase price will be treated as ordinary income at the time of such disposition. The balance of any gain will be treated as capital gain. If the stock is later disposed of for less than its fair market value on the date of purchase, the same amount of ordinary income is attributable to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on such purchase date. Any capital gain or loss will be long-term or short-term depending upon whether the stock has been held for more than one year.

         There are no federal income tax consequences to the Company by reason of the grant or exercise of rights under the Stock Discount Plan. The Company is entitled to a deduction to the extent amounts are taxed as ordinary income to a participant, subject to the Company's satisfaction of applicable federal income tax withholding requirements.


       APPROVAL OF THE AMENDMENT TO THE INCENTIVE AND NON-QUALIFIED STOCK
                          OPTION PLAN - PROPOSAL THREE

General

         The Board of Directors of the Company has approved an amendment and restatement of the Company's 1992 Incentive and Non-Qualified Stock Option Plan (the "Option Plan"), subject to shareholder approval at the Annual Meeting. The proposed Plan amendment and restatement will increase the number of shares of Common Stock reserved thereunder from 250,000 to 750,000 shares for the granting of incentive and non-qualified stock options (collectively, "Options") to employees of the Company and its subsidiaries. There are no other material modifications to the Option Plan.

         Approval of the proposed amendment to the Option Plan requires the affirmative vote of a majority of the shares actually voting, in person or by proxy, at the Annual Meeting.

         The Board of Directors recommends a vote "FOR" approval of the amendment to the Option Plan.

         The following is a summary description of the material features of the Option Plan and is qualified in its entirety by reference to the Option Plan, a copy of which is available upon request made in writing to the Secretary of the Company.

Purpose

         The Option Plan was approved by shareholders at the 1992 Annual Meeting and will terminate in 2002. There are 7,850 shares available under the Option Plan for additional option grants. The Board of Directors believes that additional shares are necessary to utilize effectively the Option Plan. For a number of years the Company has provided stock-based compensation opportunities to executives and key employees under the Option Plan and its predecessor stock option plan. The Board of Directors believes the Option Plan and its predecessor plan have served their purpose of promoting a greater identity of interests between participants and shareholders and that similar opportunities should continue to be made available. However, the number of shares available for issuance under the Option Plan has been depleted.

         The Board believes that, by amending the Option Plan to increase the number of shares reserved thereunder, the Option Plan will continue to benefit the Company by (i) assisting it in recruiting and retaining employees with ability and initiative, (ii) providing greater incentives for employees who provide valuable services to the Company and (iii) associating the interests of such persons with those of the Company through opportunities for increased stock ownership.

Administration

         The Option Plan is administered by the Human Resources Committee of the Board of Directors of the Company. In addition to selecting the employees to whom Options are granted, the Committee has the authority to determine the terms and conditions upon which Options may be made and exercised, to determine terms and provisions of each separate option agreement, to construe and interpret the Option Plan and the agreements, to establish, amend or waive rules or regulations for the Option Plan's administration, to accelerate the exercisability of any Option, and to make all other determinations and take all other actions necessary or advisable for the administration of the Option Plan.

         The Board of Directors may terminate, amend or modify the Option Plan from time to time in any respect without shareholder approval, unless the particular amendment or modification requires shareholder approval under the Internal Revenue Code of 1986, as amended (the "Code"), the rules and regulations under Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act"), or pursuant to any other applicable laws, rules or regulations.

         The Plan will expire in 2002, unless sooner terminated by the Board.

Eligibility

         All employees of the Company and its subsidiaries who are deemed to be key employees by the Committee are eligible for Options under the Plan. Key employees include officers or other employees of the Company and its subsidiaries who, in the opinion of the Committee, can contribute significantly to the growth and profitability of, or perform services of major importance to, the Company and its subsidiaries. The Company is not able to estimate the number of individuals the Committee will select to participate in the Option Plan or the type or size of grants the Committee will approve.

Options

         The Option Plan authorizes the grant to employees of incentive stock options within the meaning of Section 422A of the Code ("ISOs") and non-qualified stock options ("NQSOs"). All Options granted as ISOs will comply with all applicable provisions of the Code, including the requirement that they will not be exercisable after ten years from its grant, and all other applicable rules and regulations governing ISOs.

Certain Federal Income Tax Consequences

         Incentive Stock Options. An optionee will not recognize income on the grant of an ISO, and an optionee generally will not recognize income on the exercise of an ISO, except as described in the following paragraph. Under these circumstances, no deduction will be allowable to the Company in connection with either the grant of such Options or the issuance of shares upon exercise thereof.

         However, if the exercise of an ISO occurs more than three months after the optionee ceased to be an employee for reasons other than death or disability (or more than one year thereafter if the optionee ceased to be an employee by reason of permanent and total disability), the exercise will not be treated as the exercise of an ISO, and the optionee will be taxed in the same manner as on the exercise of a NQSO, as described below. For the Option to qualify as an ISO upon the optionee's death, the optionee must have been employed at the Company for at least three months before his or her death.

         Gain or loss from the sale or exchange of shares acquired upon exercise of an ISO generally will be treated as capital gain or loss. If, however, shares acquired pursuant to the exercise of an ISO are disposed of within two years after the Option was granted or within one year after the shares were transferred pursuant to the exercise of the Option, the optionee generally will recognize ordinary income at the time of the disposition equal to the excess over the exercise price of the lesser of the amount realized or the fair market value of the shares at the time of exercise (or, in certain circumstances, at the time such shares became either transferable or not subject to a substantial risk of forfeiture). The exercise of an ISO may result in a tax to the optionee under the alternative minimum tax because as a general rule the excess of the fair market value of stock received on the exercise of an ISO over the exercise price is defined as an item of "tax preference" for purposes of determining alternative minimum taxable income.

         Non-qualified Options. A participant will not recognize income on the grant of a NQSO, but generally will recognize income upon the exercise of a NQSO. The amount of income recognized upon the exercise of a NQSO will be measured by the excess, if any, of the fair market value of the shares at the time of exercise over the exercise price. In the case of ordinary income recognized by an optionee in connection with the exercise of a NQSO, the Company will be entitled to a deduction in the amount of ordinary income so recognized by the optionee, provided the Company satisfies certain federal income tax withholding requirements.


            INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS - PROPOSAL FOUR

         The Board of Directors, upon recommendation of the Audit Committee, has appointed Yount, Hyde & Barbour, P.C., as the Company's independent public accountants for the year ending December 31, 1998, and has further directed that management submit the selection of independent public accountants for ratification by the shareholders at the Annual Meeting. Yount, Hyde & Barbour, P.C., has been serving the Company for many years. This firm has advised the Company that neither the firm nor any member of the firm now has, or has held during the past five years, any direct or indirect financial interest in the Company or any of its subsidiaries. Representatives of the firm are expected to be present at the Annual Meeting and will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                                  OTHER MATTERS

         As of the date of this Proxy Statement, management of the Company has no knowledge of any matters to be presented for consideration at the Annual Meeting other than those referred to above. If any other matter properly comes before the Annual Meeting, the persons named in the accompanying proxy intend to vote such proxy, to the extent entitled, in accordance with their best judgment.


                      PROPOSALS FOR THE 1999 ANNUAL MEETING

         The Company's Bylaws provide that, in addition to any other applicable requirements, for business (including shareholder nominations of Director candidates) to be properly brought before the Annual Meeting by a shareholder, the shareholder must give timely notice in writing to the Secretary of the Company at least 90 days prior to the Annual Meeting. As to each matter, the notice must comply with certain informational requirements set forth in the Bylaws.

         The 1999 Annual  Meeting of  Shareholders  is  scheduled  for April 27,
1999.


                           ANNUAL REPORT ON FORM 10-K

         A copy of the Company's Annual Report on Form 10-K for 1997 filed with the Securities and Exchange Commission, excluding exhibits, can be obtained without charge by writing to Alfred B. Whitt, President, F&M National Corporation, P.O. Box 2800, Winchester, VA 22604.


                                              By Order of the Board of Directors

                                              Michael L. Bryan
                                              Corporate Secretary


Winchester, Virginia
March 30, 1998

INSTRUCTIONS AND MAP TO TRAVELODGE OF WINCHESTER

Coming from Town.

Take Route 50 East. After you cross over Interstate I-81, turn right at stoplight onto Route 522 South. TraveLodge will be on the right.

Coming from the South on I-81 (i.e., traveling northbound). EXIT 313.

Take Exit 313 for Route 50 in Winchester. After coming off the Exit, continue straight through stoplight across Route 50 (and onto Route 522 South). TraveLodge will be on the right after going through the intersection.

Coming from the North on I-81 (i.e., traveling southbound). EXIT 313-A.

Take Exit 313-A onto Route 50 East in Winchester. At stoplight, turn right onto Route 522. TraveLodge will be on the right.

PLEASE USE "BANQUET ROOM" ENTRANCE.

TraveLodge's address is 160 Front Royal Pike, Winchester, VA  22602.
Telephone:  540-665-0685

                            F&M NATIONAL CORPORATION

          This Proxy is solicited on behalf of the Board of Directors.

         The undersigned, revoking all prior proxies, hereby appoints Joseph E. Kalbach, Fred G. Wayland, Jr., and Thom F. Hanes as proxies, and each or any of them with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of F&M NATIONAL CORPORATION held of record by the undersigned on February 28, 1998, at the Annual Meeting of Shareholders to be held April 28, 1998, or any adjournment thereof, on each of the following matters:

1. Election of directors:

  [ ] FOR all Nominees listed below           [ ] WITHHOLD AUTHORITY TO VOTE FOR
                                                  THOSE INDICATED BELOW

   Frank Armstrong, III; William H. Clement; Charles E. Curtis; W. M. Feltner; John R. Fernstrom; William R. Harris; L. David Horner, III; Jack R. Huyett; George L. Romine; J. D. Shockey, Jr.; Ronald W. Tydings; Fred G. Wayland, Jr., and Alfred B. Whitt

INSTRUCTIONS:  To withhold  authority to vote for an individual  Nominee,  print the name of the Nominee in the space provided below.

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2. To approve the F&M National Corporation 1998 Employee Stock Discount Plan:

       [ ] FOR                   [ ] AGAINST                 [ ] ABSTAIN

3. To approve an amendment and restatement of the Company's 1992 Incentive and Non-Qualified Stock Option Plan and to increase the number of shares of Company Common Stock reserved thereunder the from 250,000 to 750,000 shares:


       [ ] FOR                   [ ] AGAINST                 [ ] ABSTAIN

4. To ratify the selection by the Audit Committee of the Board of Directors of Yount, Hyde & Barbour, P.C., independent certified public accountants, as auditors of the Company for 1998:


       [ ] FOR                   [ ] AGAINST                 [ ] ABSTAIN

5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. The Board of Directors has not been notified of any such matters.

         This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted "FOR" each proposal. All joint owners MUST sign.

         Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

DATED:____________________ , 1998
                                               ---------------------------------
                                               Signature
NUMBER OF SHARES

-----------------------
                                               ---------------------------------
                                               Signature (if jointly owned)

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   PLEASE MARK, SIGN, DATE & RETURN THIS PROXY PROMPTLY IN ENCLOSED ENVELOPE.


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